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                                                                     EXHIBIT 5.1



                       AKERMAN, SENTERFITT & EIDSON, P.A.
                                ATTORNEYS AT LAW
                          SUNTRUST INTERNATIONAL CENTER
                                   28TH FLOOR
                              ONE S.E. THIRD AVENUE
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600
                             TELECOPY (305) 374-5095




                                  MAY 7, 1999



Republic Services, Inc.
110 S.E. Sixth Street, 28th Floor
Fort Lauderdale, FL  33301

Gentlemen:

         We have acted as counsel to Republic Services, Inc., a Delaware corporation (the "Company"), with respect to the filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") covering the issuance of up to 20,000,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Shares").

         Based on our review of the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, the 1998 Stock Incentive Plan and documents related thereto, and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that:

         1. The Company is duly formed and validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. When the Shares are properly authorized for issuance, the Shares will have been duly authorized for issuance, and, when thereafter sold, issued and paid for as contemplated by the Registration Statement, the Shares will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Delaware.

         We consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.



                                         Very truly yours,


                                         AKERMAN, SENTERFITT & EIDSON, P.A.

                                         /s/ Akerman, Senterfitt & Eidson, P.A.